UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December April 2, 2015

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code

(678) 595-6243

(Registrant’s telephone number, including area code)

______________________________________________

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On April 3, 2015, Legend Oil and Gas Ltd. (the “Company”) entered into an Membership Interest Purchase Agreement (the “Agreement”) with Sher Trucking, LLC (“Sher”), Albert Valentin (“Valentin”) and Steven Wallace (“Wallace”), all of the members of Black Diamond Energy Holdings LLC, Delaware limited liability company (“Black Diamond”) to purchase all outstanding membership interests of Black Diamond, and on the same date completed such purchase (the “Purchase”). Pursuant to the Agreement, the Company:

(a)   Paid $1,500,000 cash to Sher;

(b)   Issued a secured promissory note to Sher in the amount of $2,854,000 (the “Note”);

(c)   Issued 90,817,356 shares of Company common stock to Valentin;

(d) Agreed to issue 57,682,644 shares of Company common stock to Wallace or, at Wallace’s election not later than April 24, 2015, warrants to purchase 57,682,644 shares of Company common stock at $0.001 per share.

In addition, the Company agreed to pay an additional $125,000 to Sher not later than April 10, 2015, as an advance against an anticipated purchase price adjustment.

The purchase price is subject to an adjustment based on the amount of net working capital of Black Diamond at closing. In the event the net working capital is either greater than or less than the estimated net working capital at closing, Sher and Wallace will share the positive or negative adjustment. Any adjustment for Sher will be in cash. Any adjustment for Wallace will be in shares of Company common stock or warrants.

The principal amount of the Note bears interest at five percent (5%) per annum and is due and payable in full on April 3, 2016. The Note is secured by certain rolling stock trucks and trailers owned by subsidiaries of Black Diamond.

Debt Financing

On April 2, 2015, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments, L.P. (“Purchaser”) pursuant to which it issued an Original Issue Discount Senior Secured Debenture (the “Debenture”) to the Purchaser in the aggregate amount of $2,499,975, payable in full on May 16, 2016. After taking into account the original issue discount and legal and diligence fees of $100,000 reimbursed to the Purchaser, the net proceeds received by the Company was $1,950,000.

The repayment of the Debenture is secured by a mortgage, security agreement and financing statement in Kansas granting a lien in certain oil and gas mining leases and leasehold estates and any other applicable property of the Company in Kansas to secure the obligations of the Company to the Purchaser evidenced by the Debenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Purchase is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the issuance and the terms of the Debenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described more fully in Item 1.01, (a) on April 2, 2015, the Company issued the Debenture to the Purchaser, and (a) on April 3, 2015, the Company issued shares of its common stock to Sher and Valentin, has agreed to issue shares or warrants to purchase Company common stock to Wallace, and issued the Note to Sher.

The securities were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2015, Albert Valentine, age 42, was appointed Executive Vice President of the Company. On April 6, 2015, Mr. Valentin was appointed a member of the Board of Directors of the Company.

In addition to his new roles at the Company. Mr. Valentin is a founder and the Chief Executive Officer of Maxxon Energy, the operational subsidiary of Black Diamond. As a founding partner, Mr. Valentine brings a great deal of experience as a serial entrepreneur, business owner, and a veteran of the transportation industry of 16 years. Mr. Valentine has worked for some of the leading Fortune 500 companies in the world including Frito Lay, Pepsi Co., Conway Western Express and C.R. England. He has been actively involved in the transportation industry for over 16 years, earning several safety awards, and eventually serving as a senior trainer for C.R. England Trucking, the largest “Refer” trucking company in North America. Already familiar with the trucking aspect of the Bakken Oil Shale Formation located in North Dakota, Mr. Valentine started Superior Trucking, a small trucking outfit which serviced many oil wells throughout North Dakota. Based on the success of Superior Trucking, and already well integrated into the industry, Mr. Valentine was able to quickly secure the necessary capital, to co-found Maxxon Energy in 2012.

In connection with the Purchase, Mr. Valentin entered into a new Employment Agreement with the Company pursuant to which he will serve as Executive Vice President of the Company and continue as CEO of Maxxon Energy. Such agreement provides for (1) an annual base salary of $200,000, (2) an annual bonus of twenty percent (20%) of his base salary if EBITDA of Maxxon Energy increases by twenty-five percent (25%) or more on an annual basis, and (3) a quarterly bonus of $5,000 for any quarter in which the number of barrels of oil transported by Maxxon Energy increases by twenty-five percent (25%) or more. To the extent that Mr. Valentine continues in his positons after one year, his base salary will be increased twenty percent (20%) on an annual basis. In the event that the Company terminates his employment without cause, or he resigns his positions with good reason, Mr. Valentine is entitled to one year of base salary and any bonuses that would have been paid if his employment had continued for such one year period.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

Exhibits

2.1	Membership Interest Purchase Agreement dated April 3, 2015, among the Company, Sher Trucking, LLC, Albert Valentin and Steven Wallace*

2.2	Letter Agreement between the Company and Steven Wallace (to be filed in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015).

2.3	Letter Agreement between the Company and Sher Trucking, LLC dated April 13, 2015

4.1	Original Issue Discount Senior Secured Debenture Due May 16, 2016 dated April 2, 2015

10.1	Securities Purchase Agreement dated April 2, 2015, between the Company and Hillair Capital Investments, L.P.

10.2	Secured Promissory Note dated April 3, 2015, issued by the Company to Sher Trucking, LLC

10.3	Security Agreement dated April 3, 2015 between the Company and Sher Trucking

10.4	Employment Agreement dated April 3, 2015 between the Company and Albert Valentin (to be filed in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.)

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: April 7, 2015	By:	/s/ Warren S. Binderman
Warren S. Binderman
Chief Financial Officer

*	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request. Confidential treatment has been requested as to a portion of this exhibit, which portion has been omitted and filed separately with the Securities and Exchange Commission.